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                                                     EXHIBIT 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK 10022-3897

                                   ----------

                               TEL: (212) 735-3000
                               FAX: (212) 735-2000


                                  June 23, 1997


OnBank Capital Trust I
ONBANCorp, Inc.
c/o   ONBANCorp, Inc.
      101 South Salina Street
      Syracuse, New York  13202

Ladies and Gentlemen:

            We have acted as special counsel to ONBANCorp, Inc., a Delaware bank holding company (the "Company"), and OnBank Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.ss. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of $60,000,000 aggregate liquidation amount of 9.25% Exchange Capital Securities (the "Capital Securities") in connection with a proposed exchange offer (the "Exchange Offer").

            The Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of February 4, 1997 (the "Declaration"), among Donald G. Cook, William LeBeau and Randy J. Wiley, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee and the Company, as sponsor.
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OnBank Capital Trust I
ONBANCorp, Inc.
June 23, 1997
Page 2


            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of February 4, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Keefe, Bruyette & Woods, Inc., Blaylock & Partners, L.P., and Sandler O'Neill & Partners, L.P.; (iii) the form of the Capital Securities and a specimen certificate thereof; (iv) the Certificate of Incorporation and Bylaws of the Company; (v) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on January 24, 1997; and (vi) the Declaration. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.
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OnBank Capital Trust I
ONBANCorp, Inc.
June 23, 1997
Page 3


            Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that:

      1. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Registration Statement becomes effective and the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

      2. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.
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OnBank Capital Trust I
ONBANCorp, Inc.
June 23, 1997
Page 4


            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Exchange Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate,
                                      Meagher & Flom LLP